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                                  EXHIBIT 23.1

                        CONSENT OF COOPERS & LYBRAND LLP

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement on Form S-8 of our report dated October 7, 1997, on our audits of the consolidated financial statements and financial statement schedule of Laidlaw Environmental Services, Inc. as of August 31, 1997 and 1996 and for each of the three years in the period ended August 31, 1997, which report is incorporated by reference in the Annual Report on Form 10-K.




/s/ Coopers & Lybrand, LLP
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Coopers & Lybrand, LLP
Charlotte, North Carolina
December 3, 1997